Exhibit 10(a)24

FIFTH AMENDMENT TO THE SOUTHERN COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
WHEREAS, the Board of Directors of Southern Company Services, Inc. heretofore established and adopted The Southern Company Supplemental Executive Retirement Plan, as amended and restated effective June 30, 2016 (the “Plan”);
WHEREAS, under Section 6.2 of the Plan, the Benefits Administration Committee (the “Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Affiliated Employer, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority; and
WHEREAS, the Committee, in its settlor capacity, desires to amend the Plan to clarify certain provisions relating to business divestitures that occurred during 2018 and to provide for cessation of participation for Gulf Power Company Participants due to the divestiture that occurred on January 1, 2019 and to provide for full vesting for such Participants and transfer of their benefits to the buyer’s nonqualified plan.
NOW, THEREFORE, pursuant to resolutions adopted on August 1, 2018 and October 22, 2018, the Committee herby amends the Plan as follows, effective as specified herein:
1.
Effective January 1, 2019, the Plan is hereby amended by deleting Section 4.3 in its entirety and replacing it with the following:
4.3    Provisions Regarding Divestitures.
(a)    Southern Power Company.

(1)
Cessation of Participation. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility), or who are included on the list of “Pension Participants” under the Equity Interest Purchase Agreement dated as of May 20, 2018, providing for the sale of the sale of such equity interests of Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will cease to be eligible to participate in the Plan.

(2)
Vesting Acceleration. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company –

Oleander LLC (holding the Oleander Facility) will be deemed to be fully vested for all purposes hereunder.

(3)
Spinoff to Buyer’s Plan. Effective as of December 4, 2018, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility), or who are included on the list of “Pension Participants” under the Equity Interest Purchase Agreement dated as of May 20, 2018, providing for the sale of the sale of such equity interests of Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.

(b)    Gulf Power Company.

(1)
Cessation of Participation. Effective as of January 1, 2019, (i) Gulf Power Company will cease to be an Affiliated Employer under the Plan; and (ii) Participants who cease to be Employees due to the sale of Gulf Power Company, or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of Gulf Power Company will cease to be eligible to participate in the Plan.

(2)	Vesting Acceleration. Effective as of January 1, 2019, Participants who cease to be Employees due to the sale of Gulf Power Company will be deemed to be fully vested for all purposes hereunder.

(3)
Spinoff to Buyer’s Plan. Effective as of January 1, 2019, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of Gulf Power Company, or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of Gulf Power Company will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.

2.
The Plan is hereby amended by deleting Gulf Power Company from the list of Affiliated Employers in Appendix A.
3.
Except as amended herein by this Fifth Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Committee, through its duly authorized representative, has adopted this Fifth Amendment to The Southern Company Supplemental Executive Retirement Plan, as amended and restated as of June 30, 2016, this 29th day of January, 2019.

BENEFITS ADMINISTRATION COMMITTEE
By:	/s/James M. Garvie
Name:	James M. Garvie
Its:	Chairperson

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